BYLAWS OF
                 KAN-TX ENERGY COMPANY (A Delaware Corporation)

                                    ARTICLE I
                                     OFFICES

     Section 1. The principal office in the State of Delaware shall be at the address of the registered agent for the corporation in the State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held at times designated by the board of directors, and at such meetings the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall he open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the

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notice  of  the meeting, or if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after six months from its date, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificates of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

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                                   ARTICLE III
                                    DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall be not less than three and not more than seven, unless approved by all of the directors. The directors shall he elected at the annual meeting of the stockholders, except as provided in Section 2 of this article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected board of directors shall be held immediately following the final adjournment of the annual meeting of the stockholders. No notice of such a meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and such place as shall from time to time be determined by the board.

     Section 7. Special meetings of the board may be called by the president on forty-eight hours notice to each director, either personally or by mail or by telegram setting forth the time and place thereat; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 8. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all

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members  of  the board or of such committee as the case may be, and such written consent  is  filed  with  the  minutes of proceedings of the board or committee.

     Section 10. Unless otherwise restricted by the certificate of incorporation of these by-laws, members of the board of directors or any committee designed by the board may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in this manner shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

     Section 11. The directors may appoint an executive committee from their number. The executive committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be required for the adoption of any resolution.

     Section 12. During the intervals between the meetings of the directors, the executive committee may exercise all the powers of the directors in the management and direction of the business of the corporation, in such manner as such committee shall deem best for the interest of the corporation, and in all cases in which specific directions shall not have been given by the directors.

     Section 13. The board of directors may, by resolution passed by a majority of the whole board, designate one or more other committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                            COMPENSATION OF DIRECTORS

     Section 14. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any capacity as an officer or otherwise and receiving compensation therefor.

                                   ARTICLE IV
                                     NOTICES

     Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing in the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

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     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except where the offices of president and secretary are held by the same person, such person shall not hold any other office.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall have power to call meetings of the directors and stockholders in accordance with these by-laws, appoint and remove, subject to the approval of the directors, servants, agents and employees of the corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the corporation; he shall see that the books, reports, statements and certificates required by the statute under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of president, or which are authorized or required by law.

                               THE VICE-PRESIDENTS

     Section 7. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the

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duties  and  exercise  the  power  of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform such other duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meeting, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 12. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 13. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                                 INDEMNIFICATION

     Section 14. The corporation shall indemnify and reimburse each present and future director and officer of the corporation for and against all or part of the liabilities and expenses imposed upon or reasonably incurred by him in connection with any claim, action, suit or proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a director or officer of the corporation or of any other corporation of which he shall at the request of this corporation then be serving or theretofore have served as a director or officer, whether or not he continues to be a director or officer, at the time such liabilities or expenses are imposed upon or incurred by him, including but without being limited to attorney's fees, court costs, judgments and reasonable compromise settlements; provided, however, that such indemnification and reimbursement shall not cover: (a) liabilities or expenses imposed or incurred in connection with any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to be liable by reason of his having been derelict in the performance of his duty as such director or officer, or (b) liabilities or expenses (including amounts paid in compromise settlements) imposed or incurred in connection with any matter which shall be settled by compromise (including settlement by consent decree or judgment) unless the board of directors of the corporation by resolution adopted by it (i) approves such settlement and (ii) finds that such settlement is in the best interest of the corporation and that such director or officer has not been derelict in the performance of his duty as such director or officer with respect to such matter. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, or shall for any other reason be inapplicable or ineffective, such invalidity, inapplicability or ineffectiveness shall not affect any other portion or any other application of such portion or any other portion which can be given effect without the invalid, inapplicable or ineffective portion. The rights of indemnification and reimbursement hereby provided shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law or by votes of stockholders or otherwise. As used in this paragraph, the terms "director" and "officer" shall include their respective heirs, executors and administrators.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent (other than the corporation or a transfer clerk who is an employee of the corporation) or (2) by a registrar (other than the corporation or its employee), all other signatures may be a facsimile. In case any officer or officers, transfer agent, or registrar, who has signed or whose facsimile signature or signatures have been used on a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar.

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                          TRANSFER AGENT AND REGISTRAR

     Section 3. The corporation may have such transfer agents and registrars as the board of directors may designate and appoint.

                                LOST CERTIFICATES

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

     Section 6. The board of directors may close the stock transfer books of the corporation for a period not exceeding forty-five days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty-five days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding forty-five days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

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                             REGISTERED STOCKHOLDERS

     Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of. capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  RESIGNATIONS

     Section 3. Any director, member of any committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified therein at the time of its receipt by the president or secretary, the acceptance of a resignation shall not be necessary to make it effective.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be as determined by the Board of Directors.

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                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.

                            CERTIFICATE OF SECRETARY

     KNOW  ALL  MEN  BY  THESE  PRESENTS:

     That the undersigned does hereby certify that the undersigned is the secretary of Kan-Tx Energy Company, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation by unanimous consent on the 2nd day of May 1994; and that the above and foregoing Bylaws are now in full force and effect.

Dated  this  2nd  day  of  May  1994.

                         /s/  Ivan  Harry
                         ----------------------------
                              Ivan  Harry,  Secretary

                       Amendments to Bylaws August 7, 1998

Article II, Section 11. of the Bylaws of the Corporation is amended in its entirety to read:

Any action which is required to, or may, be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent, or consents, in writing, setting forth the action so taken, are signed by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.